SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2006

AMERICAN COMMUNITY BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-30517	56-2179531
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

4500 CAMERON VALLEY PARKWAY, SUITE 150, CHARLOTTE, NC 28211

(Address of principal executive offices)

Registrant’s telephone number, including area code 704-225-8444

2593 WEST ROOSEVELT BOULEVARD, MONROE, NC 28111-0418

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 11, 2006, American Community Bancshares, Inc. (the “Registrant”) announced that Harry Parlier (55) has joined the executive management team of American Community Bank as the Bank’s Chief Credit Officer.

Mr. Parlier previously served as a bank consultant in a senior loan review capacity with Credit Risk Management Group, Charlotte, North Carolina and has 35 years of previous banking experience with Bank of America as a Senior Vice President.

Mr. Parlier is not currently party to an employment agreement with the Registrant or American Community Bank.

A copy of the Registrant’s press release regarding the appointment of Mr. Parlier as Chief Credit Officer is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 11, 2006 with respect to the appointment of Harry Parlier as Chief Credit Officer

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY BANCSHARES, INC.

By:	/s/ Randy P. Helton
Randy P. Helton
President and Chief Executive Officer

Dated: April 12, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated April 11, 2006 with respect to the appointment of Harry Parlier as Chief Credit Officer